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                                                                    EXHIBIT 99.1

                                                              [NEWSRELEASE LOGO]

                           CTS CORPORATION ELKHART, INDIANA 46514 (574) 293-7511

                                                               November 17, 2004

FOR RELEASE: Immediately

       CTS CORPORATION ANNOUNCES AGREEMENT TO ACQUIRE SMTEK INTERNATIONAL

Elkhart, IN...CTS Corporation (NYSE:CTS) has reached a definitive agreement to acquire SMTEK International, Inc., (Nasdaq: SMTI). The agreement calls for CTS to acquire all outstanding shares of SMTEK at a price between $14.20 per share and $15.00 per share, with the final price per share depending upon the performance of CTS stock over the next 20 trading days. Consideration paid will be in the form of 75% cash and 25% CTS common stock. Additionally, CTS will assume all outstanding debt obligations of SMTEK, currently at approximately $15 million. The agreement is subject to the approval of SMTEK shareholders and certain conditions typical to an acquisition of this type. A more complete description of this transaction is included in the Company's Form 8-K to be filed later today. Management expects the transaction to be accretive by $0.02 to $0.03 per share in the first year.

SMTEK, a provider of high mix, turnkey electronics manufacturing services (EMS), had sales in the last reported 12 months of $102.4 million and operating earnings of $4.0 million. With operations on both the East and West Coasts of the U.S., and in Southeast Asia, SMTEK serves over 25 major customers in the medical, industrial and security, aerospace and defense, and communications markets.

CTS, a global manufacturer of electronic components and sensors and a provider of electronics manufacturing services (EMS), had sales of $520.8 million in the last reported 12 months. CTS' EMS revenues in the same period totaled $258.7 million. When the transaction is completed, the combined EMS operation will have estimated revenues in excess of $360 million, making it one of the larger providers of high mix, turnkey electronics manufacturing services globally.

Don Schwanz, Chairman and CEO of CTS, stated that, "SMTEK is an excellent fit with CTS' EMS business model. The two companies' strengths are very complementary, providing an extended set of capabilities to our customers. The combination brings CTS an expanded geographic and market footprint and significantly broadens the engineering capabilities we can bring to our customers. For SMTEK customers, the combined Company provides greater financial strength, broader geographic point of delivery capability and expanded expertise in box build and direct-ship logistics."

Benefits of the acquisition include:

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      -     INCREASED MARKET DIVERSIFICATION: SMTEK primarily serves medical, industrial and security, aerospace and defense, and communications markets. CTS' largest EMS markets are in computing and communications.

      - REDUCED CUSTOMER CONCENTRATION: SMTEK brings a variety of new large accounts that will significantly broaden CTS' EMS customer base.

      - ENHANCED OPERATIONAL CAPABILITIES: SMTEK is a leader in printed circuit board design, assembly and testing for complex electronic products and has key process and facility certifications in medical and aerospace.

      - INCREASED GLOBAL FOOTPRINT: SMTEK has strong operational capabilities on the West Coast, in Thailand and on the East Coast. CTS has EMS operations on the East Coast, in Europe, China and Singapore.

CTS expects the transaction to close in the first quarter of 2005. A conference call is scheduled for Wednesday, November 17, at 1:30 p.m. Eastern Standard Time. Those interested in participating may dial 800-762-6067 (480-629-9566, if calling from outside the U.S.). No access code is needed. There will be a replay of the conference call available from 5:00 p.m. EST on November 17, 2004, through 11:59 p.m. EST on November 24, 2004. The telephone number for the replay is 800-475-6701 (320-365-3844, if calling from outside the U.S.) The access code for the replay is 757237.

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About CTS:

CTS Corporation is a leading designer and manufacturer of electronic components and sensors, and a provider of electronics manufacturing services (EMS) to OEMs in the automotive, computer and communications markets. The Company manufactures products in North America, Europe and Asia. The Company's stock is traded on the NYSE under the ticker symbol "CTS." To find out more, visit the CTS Web site at www.ctscorp.com.

About SMTEK International:

SMTEK International is an electronics manufacturing services (EMS) provider serving original equipment manufacturers (OEMs) in the medical, industrial instrumentation, telecommunications, security, financial services automation, aerospace and defense industries with integrated solutions ranging from design to end-of-life services. The Company's four facilities are located in Moorpark and Santa Clara, California; Marlborough, Massachusetts; and in Bangkok, Thailand.

Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding anticipated benefits of the proposed merger, as well as anticipated future revenues. These statements are based on our respective managements' current expectations, certain assumptions and currently available information. There are a number of risks and uncertainties that could cause actual results to differ materially from those presented. For example, we may be unable to

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obtain SMTEK shareholder approval required for the merger. Problems may arise in successfully integrating our businesses and the transaction may involve greater than expected costs. Our businesses may suffer as a result of uncertainty surrounding the transaction. The market for our products may change or be impacted by competition, new data, supply issues or EMS industry trends.

For more detailed information on the risks and uncertainties associated with CTS and SMTEK's business activities see our respective reports filed with the SEC. The companies undertake no obligation to publicly update their forward-looking statements, whether as a result of market or industry changes, new information, or future events.

Additional Information

CTS Corporation intends to file with the Securities and Exchange Commission a registration statement on Form S-4 that will include a proxy statement and a prospectus and other relevant documents in connection with the proposed transaction. In addition, CTS Corporation will publish and make available to shareholders of SMTEK International, Inc. and file with the Securities and Exchange Commission, a prospectus. Investors and security holders are urged to carefully read the prospectus regarding the acquisition when it becomes available because it will contain important information on which to exclusively base their investment decision. Investors and security holders of SMTEK International, Inc. are urged to read the proxy statement and prospectuses and other relevant materials when they become available because they will contain important information about CTS Corporation and SMTEK International, Inc. and the proposed transaction. Investors and security holders may obtain a free copy of these materials when they are available and other documents filed with the Securities and Exchange Commission at the SEC's Web site at www.sec.gov. CTS Corporation and its respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the SMTEK International, Inc. stockholders with respect to the proposed transaction. Information regarding the interests of these officers and directors in the proposed transaction will be included in the proxy statement and prospectuses.

All investment is subject to risk. The value of securities offered may go down as well as up. Past performance is no guarantee of future returns. Potential investors are advised to seek expert financial advice before making any investment decision.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

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Contact:  Vinod M. Khilnani, Sr. Vice President and Chief Financial Officer, or
          George T. Newhart, Vice President Investor Relations
          CTS Corporation, 905 West Boulevard North, Elkhart, IN 46514
          Telephone (574) 293-7511  FAX (574) 293-0251
          www.ctscorp.com